UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

SIRF TECHNOLOGY HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

All SiRF -

As many of you know Joep van Beurden, CEO at CSR, recently provided an update on the vision of the merger and the planning process to SiRF employees in North America. Similarly last week, Will Gardiner, CFO at CSR, and Kanwar Chadha held an all-hands meeting for SiRF employees in Shanghai to answer questions regarding the merger. We will continue to coordinate joint communication meetings in the weeks to come. However it is very important that we all focus on running our business successfully as a standalone entity during this period of integration planning. Below is a message from Will Gardiner regarding Integration Planning.

Regards,

Jim Murphy

Vice President, Human Resources

Integration Planning Update

We are currently working hard at creating a comprehensive integration plan. It is no easy task bringing together two companies and the complexities involved with creating a common roadmap, aligning processes, IT systems, creating a common set of values and everything else that supports a successful integration.

As part of the integration planning process, our intention is to come up with a plan that can be implemented quickly and effectively once shareholder approval has been given and the merger goes ahead. We expect the final ‘go ahead’ and the ‘closing’ of the deal to happen in the second quarter.

The Integration Planning Team

On 23rd February 2009 the Integration Planning Team led by myself commenced work. The team is assisted by McKinsey.

The Integration Planning Team is made up of both CSR and SiRF employees. The representatives from CSR and SiRF are as follows:

Stream	CSR	SiRF
Integration Office	Jon Hudson Emma Lyes	Dennis Bencala Ryanto Sudharta

Strategic Plan	Jeff Torrance	Ahmet Alpdemir

Engineering Baseline	Jon Hudson	Shay Conway Babak Bastani

Financial/HC Baseline, 3yr plan	Will Gardiner Alex Bevis	Dennis Bencala Kim Chiu

Top-Level Organisation	Joep van Beurden	Dado Banatao

Compensation	Elaine Rowe Vanessa Landreneau	Jim Murphy

Sales Account Baseline	Rafik Jallad	Michael Kelly

Operations Strategy	Chris Ladas Roger Staplehurst	Atul Shingal

Business Process Mapping/ERP	Rob Brittain Dave Mountford	Paul Drake Ian Chronister

Communications	Julie Minter	Jim Murphy

Members of the Integration Planning Team from both companies have been hard at work over the past few weeks. By the middle of April we should be able to provide an update on the first phase of their work.

Communications

Communication will be key over the coming months. With regard to internal communication, we are committed to providing updates via email. The rationale for the transaction is widely understood and this therefore focuses attention for us now on the importance of the integration and our management of the business going forward.

The Steering Committee

A Steering Committee has been set up with representatives from both CSR and SiRF. The Committee is meeting weekly to make sure that things continue moving smoothly. The Integration Planning Team will escalate any issues or provide updates to the Steering Committee.

The Steering Committee members are as follows:

•	Will Gardiner (Sponsor)

•	Joep van Beurden

•	James Collier

•	Chris Ladas

•	Kanwar Chadha (SiRF Founder)

•	Dado Banatao (SiRF Chairman)

Kanwar and Dado will be invited to join the CSR board once the merger completes.

Business as Usual

The coming months, until we ‘close’ the deal, we will work hard with the Integration Planning Team to ensure we have a complete plan ready for the day that CSR and SiRF are one company. That will allow us to do the actual integration very fast.

In the meantime, for all of us, it is ‘business as usual’.

With regards

Will Gardiner

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of SiRF concerning the proposed stock-for-stock merger transaction involving SiRF and CSR, including statements relating to the companies’ plans, expectations and intentions, including words such as “expect”, “will”, “can be”, “should” and other similar expressions that are not statements of historical fact. Such statements are based upon the current beliefs and expectations of our management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. Actual results may differ materially from the results anticipated in these forward looking statements. The risks and uncertainties we face include, without limitation: the ability to obtain the approval of the transaction by SiRF’s stockholders and CSR’s shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the merger does not close when expected or at all and other risks and uncertainties, including those detailed from time to time in SiRF’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), including SiRF’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. In particular, SiRF refers you to “Item 1A. RISK FACTORS” of SiRF’s Annual Report on Form 10-K for the fiscal year ended December 27, 2008 filed with the SEC on February 27, 2009 (as may be amended, the “SiRF 2008 Form 10-K”), for additional information regarding the risks and uncertainties discussed above as well as additional risks and uncertainties that may affect SiRF’s actual results. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and SiRF undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction involving SiRF and CSR. In connection with the proposed merger, CSR intends to file with the SEC a Registration Statement on Form F-4 containing a proxy statement/prospectus for the stockholders of SiRF and each of SiRF and CSR plan to file other documents with the SEC regarding the proposed merger transaction. The definitive proxy statement/prospectus will be mailed to stockholders of SiRF. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SiRF’s STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain, without charge, a copy of the proxy statement/prospectus, as well as other relevant documents containing important information about SiRF and CSR at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. SiRF’s stockholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents when they become available by directing a request by mail or telephone to SiRF, 217 Devcon Drive, San Jose, CA, 95112-4211, Attention: Investor Relations, +1 (408) 392-8480 or CSR, Unit 400, Cambridge Science Park, Milton Road, Cambridge, CB4-0WH, United Kingdom, Attention: Investor Relations, +44 (0) 1223 692 000.

SiRF and its directors and executive officers, CSR and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from SiRF’s stockholders with respect to the proposed merger. Information about SiRF’s directors and executive officers and their ownership of SiRF’s common stock is set forth the SiRF 2008 Form 10-K and SiRF’s revised proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on July 3, 2008. SiRF has been informed by CSR that none of CSR’s directors and executive officers holds any direct or indirect interests in SiRF. Stockholders may obtain additional information regarding the interests of SiRF and its directors and executive officers and CSR and its directors and executive officers in the proposed merger, which may be different than those of SiRF’s stockholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed merger, when filed with the SEC.